EXHIBIT 99.1
November 7, 2012

VIA EMAIL

TO:    Member Institutions in Illinois and Wisconsin

RE:    Results of 2012 Election of Federal Home Loan Bank of Chicago
Member and Independent Directors

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2012 election of Federal Home Loan Bank member and independent directors for member institutions in Illinois and Wisconsin. Please note that the Board of Directors had designated two public interest directors and the current two public interest directors' terms of service have not expired and were not up for re-election. The directors' terms will begin on January 1, 2013.

MEMBER DIRECTORS

Illinois - Two Member Directors

Number of Members Eligible to Vote	497
Number of Members Casting Votes	247
Total Eligible Votes for Each Directorship	3,631,215

		Votes Received
Greenbank, Arthur E.	First Bankers Trust	1,144,013
President/Chief Executive	Company, N.A.
Officer	Quincy, IL
Term Expires: December 31, 2016
(Four year term)

Ashworth, James T.	CNB Bank & Trust, N.A.	862,643
Vice Chairman and Investment	Carlinville, IL
Officer
Term Expires: December 31, 2016
(Four year term)

Wisconsin - One Member Director

Number of Members Eligible to Vote	269
Total Eligible Votes for Each Directorship	1,695,088

Herlache, Thomas L.	Baylake Bank	Declared Elected
Director	Sturgeon Bay, Wisconsin
Term Expires: December 31, 2016
(Four year term)

*                *                *                *

INDEPENDENT DIRECTORS

Number of Members Eligible to Vote	766
Number of Members Casting Votes	261
Total Eligible Votes for Each Directorship	5,326,303

		Votes Received
Goldstein, Thomas M.	Allstate Insurance Company	1,895,254
Senior Vice President &	Northbrook, IL
CFO, Protection Division
Term Expires: December 31, 2016
(Four year term)

Cahillane, Mary J.	The Spencer Foundation	1,792,955
Chief Investment Officer	Chicago, IL
Term Expires: December 31, 2016
(Four year term)

Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

/s/ Peter E. Gutzmer

Peter E. Gutzmer
Executive Vice President,
General Counsel &
Corporate Secretary
PEG:sck
Enclosure

FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2012 ELECTION OF FEDERAL
HOME LOAN BANK OF CHICAGO
MEMBER & INDEPENDENT DIRECTORS

ILLINOIS - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Ahrens, Christopher B.	847,997	55,017	The PrivateBank & Trust	Chicago
*Ashworth, James T.	862,643	10,034	CNB Bank & Trust, N.A.	Carlinville
*Greenbank, Arthur E.	1,144,013	10,232	First Bankers Trust Company, N.A.	Quincy
Meier, Edward J.	136,952	53,904	National Bank of St. Anne	St. Anne
Terry, Dennis M.	258,407	5,174	First Clover Leaf Bank	Edwardsville
Total Number of Votes Cast	3,250,012

WISCONSIN - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
*Herlache, Thomas L.	Declared Elected	14,582	Baylake Bank	Sturgeon Bay

INDEPENDENT DIRECTOR RESULTS

NAME	VOTES	COMPANY	CITY
*Cahillane, Mary J.	1,792,955	The Spencer Foundation	Chicago, Illinois
*Goldstein, Thomas M.	1,895,254	Allstate Insurance Company	Northbrook, Illinois

*     Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago.